SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 28, 2006

Hemcure, Inc.
(Exact name of registrant as specified in charter)

Minnesota
(State or other jurisdiction of incorporation)

000-51543		84-0916792
(Commission File Number)		(IRS Employer Identification No.)

730 W. Randolph
Suite 600
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)

(312) 454-0015
(Issuer's Telephone Number)

5353 Manhattan Circle Suite 101 Boulder, CO 80303
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective June 28, 2006, the bylaws attached hereto as exhibit 10.1 are the new bylaws of Hemcure, Inc. The following sections of the previous bylaws have been modified as follows:

Section 1 of Article 1 of the bylaws of Hemcure, Inc. has been amended to change the principal executive office location from 5353 Manhattan Circle, Suite 101, Boulder, Colorado, 80303, to any location as the board of directors may from time to time determine or the business of the corporation may require. In addition, references to Colorado or the Colorado office location, which appeared in the prior version of the Bylaws, have been removed.

The first sentence of the second paragraph of Section 4 of Article II of the bylaws of Hemcure, Inc. has been removed, which had read as follows:

In the event that a plan to increase the authorized capital of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than thirty (30) days prior to the date of such meeting.

Hemcure, Inc. will rely solely on the notice provisions set forth in paragraph 1 of the bylaws of Hemcure, Inc.

Finally, various typos from the prior version of the Bylaws have been corrected.

SECTION 8 OTHER EVENTS

ITEM 8.01. OTHER EVENTS

Effective June 28, 2006, the address and telephone number of our principal executive offices is as follows:

Hemcure, Inc.
c/o Bartly J. Loethen
730 W. Randolph, Suite 600
Chicago, Illinois 60661
Telephone: 312-454-0015

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit  Description
10.1                    Bylaws of Hemcure, Inc. effective as of June 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2006

HEMCURE, INC.

By /s/ Bartly J. Loethen
Name: Bartly J. Loethen
Title: Chief Executive Officer and President